Exhibit 10.05

                             PARTICIPATION AGREEMENT
                             FOR ONE (1) WELL/UNIT;
                               RAMMING #2-T WELL;
                             RAMMING/TOWNSEND LEASE
                             (WICHITA COUNTY, TEXAS)

Topaz Resources, Inc.
1012 N. Masch Branch Road
Denton, Texas 76207

ATTN: Mr. Edward J. Munden, Chief Executive Officer

     RE: Oil, Gas and Mineral Lease, dated/effective October 28, 2010, between Stephanie Hair and husband, Mark Hair, Lessors, and Topaz Resources, Inc., Lessee, a memorandum of which is recorded in Volume 3555, Page 353, Official Records of Wichita County, Texas (the "Ramming OGML"), covering Lessor's right title and interest in and to a certain 543.69 acres, as more completely described therein; Oil, Gas and Mineral Lease, dated/effective January 10, 2011, between Jesse Lee Townsend a/k/a Jesse L. Townsend and wife, Dolores Marie Townsend, Lessor, and Topaz Resources, Inc., Lessee, a memorandum of which is recorded in Volume 3578, Page 387, Official Records of Wichita County, Texas (the "Townsend OGML"), covering Lessor's right, title and interest in and to a certain 53.98 acres, as more completely described therein (the Ramming OGML and the Townsend OGML are collectively referred to herein as the "Lease") ; Purchase and Sale of Working Interest(s) in one (1) well/unit (Ramming #2-T well)

Gentlemen:

     The undersigned participant or purchaser (the "WI Purchaser") understands that there is being offered for sale to WI Purchaser an aggregate twenty five percent (25.00%) working interest, consisting of a twenty percent (20.00%) attributable net revenue interest, in one (1) vertical well to be located on a contemplated five (5) acre unit within the confines of the Townsend OGML in Wichita County, Texas (such well, and the associated five (5) acres of leasehold unit(s) are referred to hereinafter as the "WELL"). Topaz Resources, Inc. ("TOPAZ"), as the current owner and holder of the effective aggregate working interest in the WELL and in conjunction with its contracted operator, Dark Horse Operating Co., L.L.C. ("DHOPCO"), is desirous of WI Purchaser's financial participation in the WELL, on a promoted basis consistent with this Participation Agreement (this "Agreement"). In consideration of the mutual promises contained herein and the performance(s) and payment(s) described in this Agreement, the receipt and sufficiency of which are hereby acknowledged, WI Purchaser and TOPAZ agree as follows:

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     1. DISCLOSURES/BACKGROUND;  WELLS STATUS. TOPAZ has recently purchased 100%
of the working interest in portions/units of the Ramming OGML from a third party, involving the assignment of a prior existing lease and bill of sale for certain equipment on existing wells. TOPAZ has further directly acquired two (2) new written leases from the respective mineral owners of the subject Ramming OGML tract and the Townsend OGML tract. Based on prior and ongoing evaluation of the subject Lease, the logs and production history of Lease wells and surrounding/adjacent production of third party wells, TOPAZ has reason to believe that the Lease is prospective and poised for additional drilling and production efforts involving the undeveloped portions thereof. The drilling of the subject WELL to an approximate depth of 1,900 feet (+/-) should penetrate the multiple known and  prospective  depths or formations in the vicinity,  with
the  low  pressure  circumstances   accommodating  their  possible  simultaneous
production (subject to drilling and testing results). The Townsend OGML, whose terms are virtually identical to the terms of the Ramming OGML, provides for a minimum developmental commitment of one (1) new well per year and the drilling of the WELL shall extend the primary term of the Townsend OGML accordingly. The targeted location of the WELL on the Townsend OGML (subject to permitting and surveying) is derived from and based upon TOPAZ's evaluations, recommendations from contract engineering personnel, known and available data, etc. The Lease is
situated  in  and  amongst  a  multitude  of  similar   shallow  wells  and  has
demonstrated a history of successful development.

     2. WORKING INTEREST OFFERING.WI Purchaser, subject to the acceptance of the subscription hereunder, agrees to purchase a working interest in the WELL from TOPAZ as follows:

     (a) WI Purchaser will purchase from TOPAZ an undivided twenty five percent (25.00%) working interest in the WELL, subject to the equivalent or proportionate promote or carrying obligation (in favor of TOPAZ or its designee) of twenty five percent (25.00%) of the working interest through the tanks/sales line (such percentages being incorporated into WI Purchaser's cost obligations set forth in (b) below);

     (b) WI Purchaser shall pay thirty three and one third percent (33.33%) of the costs of the WELL through the tanks/sales line, as promulgated and established by TOPAZ, its AFE (see below) and actual costs incurred, and otherwise receive an attributable net revenue from the sales or production equal to twenty percent (20.00%) of eight eighths (effectively carrying TOPAZ for one third of a 25.00% working interest with an attributable 6.666667% net revenue interest in the WELL), subject to the terms and conditions of this Agreement. Following the carrying circumstances hereunder, WI Purchaser's working interest cost obligation in the WELL will be reduced from 33.33% to 25.00%, in conformity with the pending JOA (as defined below).

     (c) WI Purchaser understands that the offering price of the subject working interest is based upon TOPAZ's actual/near actual and estimated costs (and vendor invoices received for) of services and supplies incurred or "to-be-incurred", inclusive of (among other things) leasehold costs, title evaluation expenses, engineering evaluations, projected drilling and completion

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costs and other expenses. WI Purchaser  acknowledges its/his prior receipt of an
Authorization for Expenditure ("AFE") on the WELL from DHOPCO. Monies paid and advanced by WI Purchaser shall be advanced and applied to the subject working
interest   obligation(s)  of  WI  Purchaser  (and  the   incorporated   carrying
obligation).

     3. PAYMENT OF WORKING INTEREST PRICE(S). Upon the submission and execution of this Agreement, WI Purchaser shall deliver to TOPAZ, in a manner consistent with Paragraph 4(b) below, the sum of FORTY EIGHT THOUSAND EIGHT HUNDRED NINETY NINE AND NO/100 U.S. DOLLARS ($48,899.00) (the "Initial Payment"), to be applied to WI Purchaser's working interest obligation(s) hereunder (and generally designed to cover the aggregate costs of the WELL through the envisioned completion stage of the WELL. Thereafter, consistent with the AFE and terms of the JOA, WI Purchaser shall deliver (at the point, if at all, at which the WELL has been drilled and completed or at such time in advance thereof when DHOPCO notifies TOPAZ of additional cash needs for the WELL) unto TOPAZ and/or DHOPCO such additional monies as may be required to satisfy the costs of WELL's completion and activities designed to place said WELL into production (the "Secondary Payment", whether one or more). Such Secondary Payment shall be due and payable as provided in the JOA or on or before the second business day following WI Purchaser's receipt from DHOPCO/TOPAZ of the appropriate invoice/demand. Notwithstanding the foregoing, the parties may elect to conduct a closing of such additional documents (and the payment of the Secondary Payment), it being the intent of the parties that WI Purchaser shall not receive a recordable assignment of a working interest in the WELL unless and until the required payments/advancements are made by WI Purchaser and a completion election is made thereon. In the event the Initial Payment exceeds the actual working interest costs payable or required of WI Purchaser, TOPAZ will refund the unused portion(s) thereof, accompanied by a written accounting to substantiate the same.

     4. SUBSCRIPTION; ADDITIONAL DOCUMENTS.WI Purchaser hereby irrevocably subscribes to purchase the subject twenty five percent (25.00%) of the aggregate working interest in the WELL, pursuant to and upon the terms and conditions herein set forth. Accordingly, the WI Purchaser, upon its entry into and the execution of this Agreement, hereby tenders the following:

     (a) Two (2) executed counterparts of this Agreement, with pages initialed;

     (b) An advancement in the form of either a check, cashier's check or money order, payable to the order of "TOPAZ RESOURCES, INC.", or a bank wire transfer to TOPAZ's account as directed in writing by TOPAZ, in the amount of the Initial Payment, to be applied by TOPAZ for the benefit of WI Purchaser in a manner consistent with Paragraph 3 above;

     (c) Such other executed and completed instruments (if any) as described and as may be reasonably required in written correspondence presented to WI Purchaser, directly or indirectly, by TOPAZ (as part of the purchase hereunder) or DHOPCO (as part of the operations of the WELL);

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     Upon DHOPCO's  surveying and permitting of the  contemplated  WELL (and its completion as a producer)  and upon  delivery of this  executed  Agreement to WI
Purchaser, WI Purchaser further agrees to execute and tender unto TOPAZ the following:

     (d) One (1) written Joint Operating Agreement (the "JOA"), to govern operations on the WELL, utilizing a modified and supplemented AAPL Model Form Operating Agreement with included Accounting COPAS attachment, such JOA to be consistent with DHOPCO's prior operations in and around Wichita County (or Texas Counties), Texas;

     (e) One (1) executed and acknowledged Memorandum of Operating Agreement and Financing Statement;

     (f) One (1) proposed Assignment of Oil, Gas and Mineral Lease (to WI Purchaser)(to be executed by WI Purchaser and TOPAZ and, thereafter, delivered/recorded by TOPAZ following the completion of the WELL)(it being the intent of the parties to record a single assignment of the WELL to WI Purchaser);

     (g) If necessary, an updated AFE, reflective of the then-existing pricing involved in the activities described therein; and

     (h) Such other and additional documents which the parties may otherwise deem necessary and appropriate to effectuate the terms of this Agreement and facilitate the completion and production of the WELL.

     5. ACCEPTANCE OF SUBSCRIPTION. WI Purchaser agrees that this subscription and election to participate in the working interest (the "Subscription") is irrevocable and is subject to acceptance by TOPAZ, in its sole discretion. If not accepted by TOPAZ, all instruments tendered herewith shall be promptly returned, along with any monies paid by WI Purchaser. WI Purchaser understands that acceptance of this Subscription shall be signified by TOPAZ's execution of this Agreement and its causing of an executed copy hereof to be returned to the WI Purchaser. TOPAZ shall have no obligation to accept this Subscription in its entirety or to accept any third party Subscriptions (if any) in the order received. Further, TOPAZ may accept a Subscription hereunder notwithstanding an eventual sale of all of the working interest offered to WI Purchaser or others. As soon as practical following a closing hereunder, WI Purchaser will receive executed counterparts and/or copies of executed closing documentation hereunder.

     6. ACCREDITED INVESTOR. WI Purchaser represents that it constitutes an "accredited investor" as such term is defined in Regulation D, Section 230.50(a), of the Regulations issued by the Securities and Exchange Commission under the Securities Act of 1933 (and the similar provisions of the securities laws of the State of Texas). In particular, as WI Purchaser is not a natural person, WI Purchaser is either an "accredited investor" under the specific definitions in Regulation D or is an entity in which all the equity owners are

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within such definitions (in terms of minimum income(s) or net worth(s)) and such
entity  was  not  formed  for  the   specific   purpose  of   engaging  in  this
purchase/Subscription.

     7. REPRESENTATIONS AND WARRANTIES OF WI PURCHASER. WI Purchaser hereby represents, covenants and warrants to TOPAZ and any other purchaser of a working interest in the subject WELL/unit, as follows:

     (a) If necessary or appropriate, WI Purchaser has engaged independent legal counsel, accountants or other qualified professional advisors (individually and collectively the "Advisors") who have acted as requested by WI Purchaser to evaluate the merits of a working interest purchase and the suitability of such a purchase for WI Purchaser;

     (b) WI Purchaser (either alone or together with any Advisors, if applicable) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks associated with the purchase of a working interest in the WELL; WI Purchaser recognizes that its/his purchase of a working interest hereunder involves a high degree of risk which may result in the loss or the total amount of WI Purchaser's payment hereunder (and additional well costs attributable to such WELL);

     (c) WI Purchaser is aware that it must bear the economic risk of an oil and/or gas well working interest for an indefinite period of time because the working interest offering has not been registered under the Securities Act of 1933 (the "1933 Act"), the Texas Securities Act or the securities act of any other state and, therefore, subsequent sales may or may not require such a registration (or an exception from registration) (and TOPAZ has no plans or obligations to undertake such a registration);

     (d) WI Purchaser represents that (i) it has been called to WI Purchaser's attention by TOPAZ and any Advisors that the subject working interest may or may not yield any production sales proceeds or monies above and beyond the costs incurred, that the WELL may ultimately be a "dry hole" (before or following completion/fracing) and that the costs of water disposal and other well costs may require additional capital expenditure(s), beyond original estimates in the AFE for drilling, completion and/or operations; and (ii) no assurances are or have been made regarding any economic or tax advantages which may inure to the benefit of WI Purchaser;

     (e) WI Purchaser has not received nor relied upon any representations or warranties of TOPAZ beyond the scope of the written materials provided and generated by TOPAZ; in particular, WI Purchaser, either alone or in conjunction with Advisors, has made such inquiries and investigations as were deemed necessary or appropriate in order to determine that a purchase of a working interest in the WELL is a suitable and prudent investment for WI Purchaser, who accepts full responsibility for the adequacy, scope and diligence of such inquiries and investigations;

     (f) WI Purchaser has read and analyzed the materials provided by TOPAZ, this Agreement and other relevant materials contained therein, and has been given access, if requested, to all underlying documents in connection with this

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transaction,  as well as such other  information as WI Purchaser deems necessary or appropriate in evaluating this Subscription (with all such desire for additional information or access being satisfied); WI Purchaser has had an opportunity to receive and review all documents and materials that WI Purchaser deems and considers relevant to the purchase of a working interest hereunder and to ask questions of, and receive satisfactory answers from, TOPAZ concerning the terms and conditions of this offering (and all such questions have been answered to the full satisfaction of WI Purchaser);

     (g) WI Purchaser's principals/officers or directors are at least twenty one
(21) years of age, citizens of the United States and residents of the state identified in WI Purchaser's address below, and have no present intention of becoming a resident of any other state or jurisdiction. Further, WI Purchaser is duly qualified to transact business in the State of Texas or, if required by Texas law to become so qualified to acquire and own an interest in the WELLS, that WI Purchaser will diligently act to effectuate such qualification;

     (h) WI Purchaser's funds tendered herewith do not represent funds borrowed from any person or lending institution except to the extent that WI Purchaser has a source of repaying such funds other than from the sale or the subject working interest; further, WI Purchaser has not created or promised/contracted to create any lien, encumbrance or security interest in and to the subject working interest and/or related equipment which would be superior to or otherwise prior to the operator's lien manifested in the JOA and the other closing documents hereunder.

     (i) All information provided to TOPAZ by WI Purchaser in connection with the determination whether to accept this subscription is true, correct and complete as of the date that this Agreement is signed, and WI Purchaser will not take any action(s) nor permit any action(s) to be taken which would cause the information provided by WI Purchaser to no longer be true in any material respect. WI Purchaser further covenants and agrees to immediately notify TOPAZ as to any material change in such information;

     (j)  If  this   Agreement   is  executed  by  an   attorney-in-fact,   such
attorney-in-fact has all right and authority in the stated capacity to execute and deliver this Agreement and/or related documents; and

     (k) If the Subscription is being made by a corporation, partnership, limited liability company, trust or estate or if this Subscription Agreement is executed by an officer, representative, agent or attorney-in-fact, WI Purchaser will, upon request, provide TOPAZ with a true and correct copy of the articles of incorporation or organization, bylaws, company agreement/regulations, partnership agreement, instrument creating a trust, will and letters testamentary or power of attorney (or any other related documents), as the case may be, establishing such entity and the authority to enter into this Agreement.

     (l) WI Purchaser states and represents that its/his statements made in this Paragraph 7 and other paragraphs within this Agreement are true and correct, as sworn to upon WI Purchaser's oath by WI Purchaser in the presence of the signatory witness below and prior to execution hereof.

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     8.  UNDERSTANDING  OF  SECURITIES  LAW  RESTRICTIONS.  WI Purchaser  hereby confirms to TOPAZ (and the balance of the working interest owners, if different) WI Purchaser's understanding that:

     (a) The working interests and/or the offering have not been registered under the 1933 Act, on the basis that such offering/sale is exempt from registration under Section 3(b) and/or Section 4(2) of the 1933 Act, and/or Regulation D promulgated thereunder;

     (b) TOPAZ and involved parties are relying on the truth and accuracy of the representations, declarations and warranties made herein by WI Purchaser in offering the subject working interest(s) for sale to WI Purchaser and in relying upon applicable exemptions available under the 1933 Act; and

     (c) TOPAZ is under no obligation to register, or to perfect any exemption for resale of, the working interest(s) under the 1933 Act or Texas Securities Act or the securities laws of any other state.

     9. INDEMNIFICATION. WI Purchaser agrees to indemnify and hold harmless from and against any and all losses, claims, damages, expenses or liabilities (including attorney's fees) to or against DHOPCO and TOPAZ, their officers, managers, members, directors and affiliates, due to or arising out of any misrepresentations or breach by WI Purchaser of any warranty contained herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by WI Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to WI Purchaser under federal or state securities laws.

     10.  PREMISE  OF  OFFERING.  Notwithstanding  anything  contained  in  this
Agreement to the contrary, WI Purchaser acknowledges and understands the following:

     (a) TOPAZ is not assembling a formal package of offering materials (i.e. a private placement memorandum) for the subject offering or participation.

     (b) WI Purchaser acknowledges and understands that the pricing for entry into the working interest of the WELL hereunder is on a "promoted" basis (not actual cost) for this WELL. WI Purchaser further acknowledges that TOPAZ's willingness to price the working interest(s) offered hereunder on the pricing basis suggested is reflective of TOPAZ's desire to involve WI Purchaser in the WELL for mutual benefit and not its/their views on the merits or upside of productivity (or lack thereof) of the subject WELL. WI Purchaser further acknowledges that "time if of the essence" in the conclusion of the transaction(s) contemplated herein.

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     (c) WI Purchaser  further  acknowledges  that TOPAZ has not  contracted nor offered any facilitator or introducing party a financial incentive, inducement, commission, finder's fee or any interest in production from the subject WELL for their role (if any) in introducing this working interest offering to WI Purchaser. WI Purchaser further acknowledges that it has not entered into any "side agreement" or understanding, verbally or in writing, with a TOPAZ principal, officer or representative for any direct or indirect compensation or participation in the WELL as part and parcel to the transaction(s) contemplated by this Agreement.

     11. AREA OF MUTUAL INTEREST FOR NEW WELL DEVELOPMENT. For as long as TOPAZ owns the subject Lease (and prior to any transfer contemplated by Paragraph 12 below), WI Purchaser shall have the right, without obligation, to secure and purchase a similar or equivalent working interest in any new exploratory or development wells situated within the Lease (or lands lawfully pooled therewith, if any) and the attributable units associated with the same. Such optional working interest shall be obtainable from TOPAZ upon such terms and conditions as are consistent with the participatory terms reflected in this Agreement for the WELL and the associated carrying obligation/burden. Such option to participate and purchase shall be subject to exercise by full written acceptance or rejection within fifteen (15) calendar days of DHOPCO's or TOPAZ's presentment (if at all) of any notice and proposal containing specifics for each such additional/new well (accompanied by WI Purchaser's payment of the monetary amounts reflected in the TOPAZ notice).. WI Purchaser's negative election to participate hereunder on any successive new well shall be deemed as a waiver of such optional participation in future or subsequent new wells on the Lease. WI Purchaser will be provided with comprehensive information in the possession of TOPAZ at the time of such election so as to facilitate a learned decision(s) on participation.

     12. RIGHT OF FIRST REFUSAL; DRAG ALONG - TAG ALONG. For purposes of this provision, a "Transfer" means to sell, assign, lease or otherwise transfer to any person or entity. Commencing with the execution date hereof and continuing thereafter for a period of three (3) calendar year(s) following the commencement of the drilling of the WELL, WI Purchaser shall not Transfer its interest(s) in the WELL unless WI Purchaser shall first have offered such WELL interest(s) subject to the proposed Transfer to TOPAZ upon the same terms and conditions. If WI Purchaser desires to effectuate such a Transfer pursuant to a bona fide written offer, WI Purchaser shall provide written notice to TOPAZ of the same, including a copy of the written third party offer. In no event shall any such Transfer fail to afford TOPAZ a minimum of ten (10) business days to effectively respond (by a closing or otherwise) in good faith. Such right in favor of TOPAZ shall supersede any drag along/tag along rights afforded in Paragraph 11(a) below during the period of such right established herein.

     (a) If either TOPAZ or WI Purchaser receive a bona fide offer, from any person who is not an affiliate and has no familial relationship by blood or marriage or any other direct or indirect affiliation, either through ownership

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entities  or  otherwise  (other  than public  companies),  to purchase  all or a portion of such party's interest in the WELL, the parties hereto agree to (i) notify the other parties of the substance and detail of such third party offer, and (ii) make best efforts to facilitate the inclusion of the other parties within such sale upon the same or similar terms. In the case of a non-operating, minority working interest owner holding 25.0% or less of the subject working interest in the WELL, such party(s) agrees to a drag along obligation to sell if and only if such party(s) either fails and refuses to match such third party offer or is the inclusion of their interest(s) in such sale is mandatory for the conclusion thereof.

     13. MISCELLANEOUS. WI Purchaser hereby acknowledges and agrees that it/he is not entitled to cancel, terminate or revoke this Agreement or any agreements of WI Purchaser hereunder, and that such Agreement and agreements shall survive
(i) changes in the transactions, documents and instruments described herein which are not material, and (ii) the death or disability of WI Purchaser; provided, however, that if TOPAZ shall have rejected this entire Subscription, this Subscription and all agreements of WI Purchaser herein shall automatically be cancelled. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed (by either first class U.S. Mail, postage pre-paid, or by facsimile or e-mail) to the subject party at the respective address(es) set forth below. This Agreement will be governed by and construed in accordance with the laws of the State of Texas and is wholly performable in Denton County, Texas. WI Purchaser will notify TOPAZ immediately of any material change(s) in the information provided herein. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, cumulative of any and all prior discussions and/or agreement(s), and may not be modified or amended without a written instrument being executing by all parties to such effect. A facsimile signature shall be deemed effective for all purposes, the same as any original.

     IN WITNESS WHEREOF, WI Purchaser has executed this Agreement on this ____________ day of ___________________, 2011.

                                   WI Purchaser:

                                   RMJ, INC., a Nevada corporation


                                   By: /s/ Eric L. Moe
                                       -----------------------------------------
                                       Eric L. Moe, its CEO/President

                                   Address: 8921 N. Indian Trail Road, Suite 288
                                            Spokane, WA 99208
                                   E-mail address: emoe27@aol.com
                                   Phone Number:_____________________________
                                   Fax Number: (509) 465-0775
                                   EIN: 98-0165538

The    above   WI    Purchaser,    upon    oath,    swore   to   me   that   all
statements/representations made by WI Purchaser in this Agreement are true and correct.


---------------------------------------
Witness
Printed Name:
             --------------------------

WHEN FULLY EXECUTED, RETURN TO:

Topaz Resources, Inc.
Mailing Address: 1012 N. Masch Branch Road, Denton, TX 76207-3640
Physical Address: 1012 N. Masch Branch Road, Denton, TX 76207-3640
Phone: 940-243-3038; Facsimile: 940-243-8643
E-mail: tmunden@topazresourcesinc.com and rstinnett@usa.net

                               ACCEPTANCE BY TOPAZ

         The foregoing subscription is accepted/rejected by TOPAZ as follows:

_________         Accepted in full.


_________         Partially   accepted   to   the   extent   of   ___________
                  working   interest   (if   needed, explain: __________________

                  ______________________________________________________________

_________         Rejected in full.


DATE: _________________



                                    Topaz Resources, Inc.,
                                    A Florida corporation


                                    By: /s/ Edward J. Munden
                                        ----------------------------------------
                                        Edward J. Munden, its President


                                    By: /s/ Robert P. Lindsay
                                        ----------------------------------------
                                        Robert P. Lindsay,
                                        its Chief Operating Officer


                                 Page 10 of 10